UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2025

Dear Stockholders of MediciNova, Inc.:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Tuesday, June 17, 2025 at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla, California 92037.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 28, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement for our 2025 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2024 (the "2024 Annual Report"). The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

The Board of Directors and management of MediciNova, Inc. look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

If you have questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY
(877) 870-8565 (toll free)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2025

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting” or “2025 Annual Meeting”) of MediciNova, Inc., a Delaware corporation ("we," "us," "our," "MediciNova" or the "Company"), will be held on Tuesday, June 17, 2025 at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla, California 92037 for the following purposes:

1.
To elect Carolyn Beaver as a Class III director of the Company, as recommended for nomination by our Nominating and Corporate Governance Committee and approved by our Board of Directors, to hold office until the 2028 Annual Meeting of stockholders and until her successor has been duly elected and qualified, or, if sooner, until her earlier death, resignation or removal;
2.
To ratify the Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

4.
To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

5.
To conduct any other business properly brought before the Annual Meeting.

Stockholders of record as of the close of business on April 21, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at MediciNova’s offices, located at 4275 Executive Square, Suite 300, La Jolla, California 92037, for ten days prior to the Annual Meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the 2025 Annual Meeting in person, we encourage you to read the proxy statement and vote or submit your proxy as soon as possible so that your shares can be voted at the 2025 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials (the "Notice") you received, or your proxy card, if you have requested one. If you do attend the 2025 Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

La Jolla, California

April 28, 2025

We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around April 28, 2025, we intend to mail to our stockholders the Notice containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you on how you may submit your proxy over the Internet or via telephone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

MEDICINOVA, INC.

4275 EXECUTIVE SQUARE, SUITE 300

LA JOLLA, CALIFORNIA 92037

PROXY STATEMENT FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 17, 2025

This proxy statement (the “Proxy Statement”) and form of proxy card are furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of MediciNova, Inc. (which is referred to throughout this document as “we,” “us,” “our,” the “Company” or “MediciNova”), which will be held on Tuesday, June 17, 2025, at 1:00 p.m. Pacific Time at 4275 Executive Square, Suite 300, La Jolla, California 92037.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this Proxy Statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. This Proxy Statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our annual report are available for viewing, printing and downloading at https://materials.proxyvote.com/58468P. On or around April 28, 2025, we intend to mail to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and our annual report (the “2024 Annual Report” and together with our Proxy Statement, the “proxy materials”). The Notice also instructs you how you may submit your proxy over the Internet or via telephone in advance of the Annual Meeting. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Additionally, you can find a copy of our 2024 Annual Report, which includes our financial statements for the year ended December 31, 2024, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website located at www.medicinova.com. You may also obtain a printed copy of our 2024 Annual Report, including our financial statements (not including exhibits), free of charge, from us by sending a written request to our Secretary at MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Why am I receiving these proxy materials?

You are receiving these proxy materials because you were one of our stockholders of record as of the close of business on April 21, 2025, the record date for our Annual Meeting (the "Record Date"). Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting for the purpose of considering and acting upon the matters set forth herein. We intend to commence distribution of the Notice, and if applicable, proxy materials to stockholders on or about April 28, 2025. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares.

When and where is the Annual Meeting being held, and who may attend?

The Annual Meeting is scheduled to be held on Tuesday, June 17, 2025, at 1:00 p.m. Pacific Daylight Time at 4275 Executive Square, Suite 300, La Jolla California 92037, as well as any adjournment or postponement thereof. Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. If a broker, bank or other nominee holds your shares in street name, please bring a copy of the account statement reflecting your ownership as of April 21, 2025 so that we may verify your status as a stockholder and have you check in at the registration desk for the Annual Meeting. For security reasons, we also may require photo identification for admission. If you would like directions to the meeting, please send your request to MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, Attention: Investor Relations.

What is a proxy, and who is paying the costs to prepare this document and solicit my proxy?

A proxy is your legal designation of another person to vote your shares of our common stock, par value $0.001 per share (the "Common Stock"). The document that designates someone as your proxy is also called a proxy or a proxy card.

We will pay all expenses of this solicitation, including the cost of preparing and mailing the proxy materials and the form of proxy card.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors (the "Board" or "Board of Directors"). In addition to solicitation by use of the mail, proxies may be solicited by our officers, directors and employees and Advantage Proxy in person or by personal interview, telephone, electronic mail, facsimile transmission or other means of communication. Our officers, directors and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. Advantage Proxy will be paid its customary fee of $4,800 plus reimbursement of up to $1,200 in out-of-pocket expenses to solicit proxies. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners. We believe our costs for such reimbursement, if any, will not be significant.

Who is entitled to vote at the Annual Meeting?

Only holders of shares of our Common Stock as of the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 49,046,246 shares of our Common Stock outstanding.

How many votes do I have, and can I cumulate my vote?

You have one vote for each share of our Common Stock that you held as of the Record Date. Cumulative voting is not allowed.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 49,046,246 shares of our Common Stock outstanding and entitled to vote. Thus, the holders of at least 24,523,124 shares of Common Stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of Common Stock present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How may I vote my shares?

If on April 21, 2025, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to the Notice, or your proxy card, if you requested to receive one by mail, or other information forwarded by your bank or broker to see which voting options are available to you.

•
You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice you received, or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card, mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Monday, June 16, 2025. Easy‑to‑follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.
•
You may vote by telephone by dialing 1-800-454-8683 and following the instructions for voting by phone on the Notice you received, or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Monday, June 16, 2025. Easy‑to‑follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•
You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.

What am I voting on?

You are being asked to vote on the following:

•
the election of one Class III director as recommended for nomination by our Nominating and Corporate Governance Committee and approved by our Board, as described in Proposal One;
•
the ratification of the Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025, as described in Proposal Two;
•
the approval, on an advisory basis, of the compensation of our named executive officers, as described in Proposal Three;
•
the approval, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, as described in Proposal Four; and
•
to transact such other business as may be properly come before the Annual Meeting or any adjournment thereof.

May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the

Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the Annual Meeting.

We have broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, we have broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting.

If my shares are held by my broker in street name, will my broker vote my shares for me?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares. The broker, however, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may exercise discretionary voting power to vote your shares with respect to "routine" matters, but the broker may not exercise discretionary voting power to vote your shares with respect to “non-routine” matters. In the case of non-routine matters, the shares that cannot be voted by your broker would be treated as “broker non-votes.” At the Annual Meeting, only Proposal 2, the ratification of our Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is a routine matter for which your broker may exercise discretionary voting power.

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card. If your shares are not held in street name and you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares: (i) “FOR” the election of the nominee for Class III director identified in Proposal One, as recommended for nomination by our Nominating and Corporate Governance Committee and approved by our Board, to hold office until the 2028 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or, if sooner, until her earlier death, resignation or removal; (ii) “FOR” the ratification of the Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025, as included in Proposal Two herein; (iii) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in Proposal Three herein; and (iv) “FOR” the approval, on an advisory basis, of a preferred frequency of once every three years for stockholder advisory votes on the compensation of our named executive officers, as described in Proposal Four herein.

If your shares are held in street name and you return your proxy but do not mark your voting preference on “Proposal One: Election of Class III Director," "Proposal Three: Advisory Approval of the Company's Executive Compensation" and "Proposal Four: Advisory Vote on the Frequency of the Advisory Vote on the Company's Executive Compensation of One, Two or Three Years," your shares will not be voted and the shares become broker non-votes as to that particular proposal.

If your shares are held in street name and you return your proxy but do not mark your voting preference on “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm,” the bank, broker or other nominee has the authority to vote your unvoted shares. If the bank, broker or other nominee does not vote your unvoted shares on Proposal Two, the shares become “broker non-votes” as to that proposal.

We encourage you to provide voting instructions. This will ensure your shares of Common Stock will be voted at the Annual Meeting in the manner you desire.

How many votes are needed to approve each proposal?

Pursuant to our Bylaws, at the Annual Meeting, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a candidate for election as director must exceed the number of votes cast “AGAINST” that director. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see “Proposal One—Election of Class III Director” below. Our Board of Directors recommends a vote “FOR” the nominee.

To be approved, the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 must receive “FOR” votes from the holders of a majority of the shares either present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as an “AGAINST” vote on this proposal. Broker non-votes, if any, will have no effect on the approval of this proposal. Our Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

To be approved, the advisory approval of our Company’s executive compensation as disclosed in this Proxy Statement, must receive “FOR” votes from the majority of the votes cast at the Annual Meeting. Abstentions are not counted as votes cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the approval of our Company's executive compensation is advisory and non-binding in nature and cannot change any decisions made by our Board of Directors.

With respect to the proposal to approve on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, the option of one year, two years or three years that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on the Company's executive compensation that has been selected by stockholders. Abstentions are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. However, because this vote is advisory and not binding on our Board of Directors, our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Can I change my mind and revoke my proxy?

Yes, subject to any rules your broker or bank as a nominee or agent may have, you may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
attend the Annual Meeting and vote in person (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy);
•
submit a written notice of revocation to us prior to or at the Annual Meeting; or
•
submit another proxy of a later date that is properly executed prior to or at the Annual Meeting.

A stockholder of record that has voted on the Internet or by telephone may also change their vote by later making a timely and valid Internet or telephone vote. If you have requested and mailed a proxy card, your most current proxy card is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all stockholders confidential. Stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•
as necessary to meet applicable legal requirements;
•
in a dispute regarding authenticity of proxies and ballots;
•
in the case of a contested proxy solicitation, if the other party soliciting proxies does not agree to comply with the confidential voting policy; or
•
when a stockholder makes a written comment on the proxy card or otherwise communicates the vote to management.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What proxy materials are available on the internet?

The Proxy Statement and 2024 Annual Report are available at https://materials.proxyvote.com/58468P.

Where is our Common Stock traded?

Our Common Stock is traded and quoted on The NASDAQ Global Market ("NASDAQ") under the symbol “MNOV” and on the Standard Market of the Tokyo Stock Exchange under the code “4875.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF CLASS III DIRECTOR

General

The Board currently consists of five members divided into three classes, each serving staggered three-year terms as follows:

•
Class I, whose term will expire at the Annual Meeting to be held in 2026;
•
Class II, whose term will expire at the Annual Meeting to be held in 2027; and
•
Class III, whose term will expire at the Annual Meeting

The Class III member of the Board is scheduled for election at the Annual Meeting. Our Nominating and Corporate Governance Committee of the Board has recommended, and our Board has designated, Carolyn Beaver, who is an incumbent director, to be elected as the Class III director at the Annual Meeting. If elected at the Annual Meeting, Carolyn Beaver, the Class III director nominee, will hold office until the Annual Meeting of stockholders in 2028 and until a successor has been duly elected and qualified unless she resigns or is removed. If the Class III director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by our Board, taking into account a recommendation by our Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Biographical Information

Biographical information concerning the Class III director whose term of office expires at the Annual Meeting is set forth below.

Name	Age	Principal Business Experience

Carolyn Beaver	67

Carolyn Beaver was appointed to the Board in October 2020 and is currently chairperson of the audit committee and a member of the nominating and corporate governance and compensation committees. She has also served on the board of directors of MaxLinear, Inc., a leading provider of radio frequency, analog, digital and mixed-signal integrated circuits since December 2018 and as chairperson of its audit committee since February 2021. She has also served as a director and chairperson of the audit committee of Sonendo, Inc., a provider of dental technology systems, since October 2021. Ms. Beaver served on the board of directors of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020 and as chair of its audit committee from September 2019 to September 2020. She was a director of Commerce National Bank, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver previously held several positions at Sequenom, Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. Ms. Beaver received a B.S. in Business Administration from California State Polytechnic University, Pomona. Based on her public accounting and finance background, as well as her extensive experiences as an executive officer and a member of the Board at several companies, the Board believes Ms. Beaver has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning the Class I directors whose term of office expires at the 2026 Annual Meeting of stockholders is set forth below.

Name	Age	Principal Business Experience

Hideki Nagao	68

Hideki Nagao was appointed to the Board in November 2017. He complements the MediciNova Board with 40 years of experience in finance and corporate law with financial institutions in Japan. Mr. Nagao started his career at Development Bank of Japan, Inc. and, in 2006, he accepted the position of General Manager, Department of Venture Business Finance. In 2008, he moved to SG Holdings Co. Ltd. In 2009, Mr. Nagao served as President Sagawa Financials, Inc., as Director of Sagawa Global Logistics in 2012 and as President of SG Assetmax Co. Ltd in 2013. From 2017 to 2019, he served as Auditor of Sagawa Advance Co., Ltd., SG System Co., Ltd., and Japan Economic Research Institute Inc. Mr. Nagao holds a degree from the Faculty of Law of Tokyo University. He previously served as a Board Member for MediciNova from 2004 to 2010. Based on his significant experience in finance and corporate law with financial institutions in Japan, the Board believes Mr. Nagao has the appropriate set of skills to serve as a member of our Board.

Nicole Lemerond	49

Nicole Lemerond was appointed to the Board in August 2023 and is currently a member of the Audit, Compensation, and Nominating and Corporate Governance Committees. Ms. Lemerond is a financial executive with over 25 years of experience in investment management, private equity, investment banking, mergers/acquisitions, and leveraged finance, most recently serving as Managing Partner of NV Capital from February 2010 to August 2022. She has significant experience executing complex transactions, investing in healthcare companies, raising capital and structuring balance sheets. Her breadth of industry expertise includes providers, payors, medical device manufacturers, HCIT providers, pharmaceutical and life sciences companies. Ms. Lemerond also serves as a director for InMed Pharmaceuticals, Inc. and GeoVax, Inc. Throughout her career, she established and led healthcare groups at leading investment firms and has also worked at several large financial institutions, including Lehman Brothers and The Carlyle Group. Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA charterholder. Based on her significant experience in finance, the Board believes Ms. Lemerond has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning the Class II directors whose term of office expires at the 2027 Annual Meeting of stockholders is set forth below.

Name	Age	Principal Business Experience

Yuichi Iwaki, M.D., Ph.D.	75

Yuichi Iwaki, M.D., Ph.D. is a founder of our Company and has served as the Chairman of the Board of Directors from our inception in September 2000 to March 2007, was appointed as our Executive Chairman in July 2005, our Chief Executive Officer in September 2005 and President and Chief Executive Officer in March 2006. Dr. Iwaki was a member of the board of directors of Avigen, Inc. from 1994 to 2008. He holds a professorship at the University of Southern California School of Medicine in the Departments of Urology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory from 1992 through March 2025. Dr. Iwaki is also a visiting professor at the Toho University School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held two professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 30 years and serves on the board of directors of several biotechnology companies. Based on his medical background, relationships with leading biotechnology companies and extensive experiences as a professor and as an advisor to pharmaceutical companies, the Board believes Dr. Iwaki has the appropriate set of skills to serve as a member of our Board.

Kazuko Matsuda, M.D., Ph.D., MPH	59

Kazuko Matsuda was appointed as our Chief Medical Officer in September 2011. Dr. Matsuda served as our Vice President of Clinical Development from April 2010 to September 2011. Dr. Matsuda has responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board-certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health. Dr. Matsuda, in her capacity as Chief Medical Officer for MediciNova since 2013, has demonstrated strong leadership skills and creativity culminating in the advancement of clinical drug development programs. The Board believes these qualities make her an excellent choice for a member of our Board.

Required Vote

Directors are elected by a majority of the votes cast in an uncontested election of directors. Therefore, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by our Board), each member of our Board will be elected only if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of the director.

We have also implemented a majority voting policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. Each director nominated for reelection must tender his or her written irrevocable, conditional resignation to the Chairman of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee or our Board (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. Our Nominating and Corporate Governance Committee and members of our Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director's resignation. This policy does not apply in circumstances involving contested director elections. The nominee has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

The Board recommends a vote “FOR” election of Carolyn Beaver as a Class III Director.

CORPORATE GOVERNANCE

Director Independence

As required under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent” as affirmatively determined by the Board. The Board of Directors consults with our outside counsel to ensure that the Board of Directors’ determinations are consistent with relevant listing standards, securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and MediciNova, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Beaver, Mr. Nagao and Ms. Lemerond. In making this determination, the Board found that none of the above directors had a material or other disqualifying relationship with us. Dr. Iwaki, our President and Chief Executive Officer, and Dr. Matsuda, our Chief Medical Officer, are not independent under the NASDAQ rules by virtue of their current employment with us.

Nominations for Directors

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of experience, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination for election. The Nominating and Corporate Governance Committee will select candidates for election as director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The satisfaction of these criteria is implemented and assessed through ongoing consideration of the directors and nominees by the Nominating and Corporate Governance Committee and the Board. Based on these activities and its review of the current composition of the Board and the director-nominees, the Nominating and Corporate Governance Committee and the Board believe that these criteria have been satisfied.

The Nominating and Corporate Governance Committee believes that nominees for director should have relevant experience, such as experience in management or accounting and finance or industry and technology knowledge that may be useful to us and the Board, high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Diversity in professional experience, skills and other individual qualities and attributes that contribute to Board heterogeneity are among the factors that the Nominating and Corporate Governance Committee typically takes into account and seeks to foster in identifying nominees so that members of the Board represent different viewpoints and backgrounds.

The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee also believes it is appropriate for each of our President and Chief Executive Officer and our Chief Medical Officer to serve as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current directors whose term will expire at such annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the members of the Nominating and Corporate Governance Committee, other Board members, members of management, any executive search firm engaged by the Nominating and Corporate Governance Committee and stockholders. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to designate the slate to be elected at the Annual Meeting of stockholders.

The Nominating and Corporate Governance Committee evaluates any nominees recommended by stockholders in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate, which should be sent to our corporate headquarters at 4275 Executive Square, Suite 300, La Jolla, California 92037.

In addition, our Bylaws, contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at an annual meeting of stockholders. In order to be considered, a recommendation for a candidate by a stockholder must be timely delivered in writing to us and otherwise comply with the provisions of the Bylaws. The recommendation must include the following written information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Company that are owned beneficially by the person, (iv) a statement as to the person’s citizenship, (v) a written statement of the person that such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, and (vi) any other information that is required to be disclosed in solicitations for proxies for election of directors under Section 14 of the Exchange Act and the related rules and regulations under that section, and (b) as to the stockholder making the nomination, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company that are owned beneficially by the stockholder. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director. The recommendation should be sent to: Nominating and Corporate Governance Committee, MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037. You can obtain a copy of the Bylaws by writing to us at this address.

Board Leadership Structure and Risk Oversight Function of the Board

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that Board leadership structure may vary as circumstances warrant. The leadership structure of our Board currently consists of our Chairman of the Board, who serves as our Chief Executive Officer and oversees the Board. Each of our Board committees is chaired by an independent director who reports to the full Board on the activities and decisions made by the committees. We believe this leadership structure, with a Chairman and Chief Executive Officer, and independent directors chairing each of our committees, helps to facilitate efficient decision-making and communication among our directors.

Subject to active oversight by the Board, our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. Our Board receives operations and strategic presentations from management, which include discussions of the principal risks to our business. In addition, the Board has delegated certain risk oversight functions to each of its committees.

The Audit Committee assists the Board in risk oversight functions related to specific areas such as treasury management, equity administration and contracts policy. The Audit Committee also reviews and discusses with management our system of disclosure controls and procedures and our internal controls over financial reporting. The Compensation Committee assists the Board in risk oversight functions related to our compensation policies and programs and employee retention issues. The Nominating and Corporate Governance Committee assists the Board in risk oversight functions related to important compliance matters, including periodic reviews of the Code of Ethics and Code of Business Conduct to ensure compliance with applicable securities laws and regulations and stock market rules. We believe that this leadership structure enhances our efficiency in fulfilling our oversight functions with respect to our business and facilitates division of risk management oversight responsibilities among the full Board, each of its committees and our management team.

Communications

If you wish to communicate with the Board, you may send your communication in writing to: Chairman of the Board of Directors, MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, who will forward all material communications received to the appropriate director or directors or committee of the Board based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of ours.

Corporate Responsibility, Sustainability and Diversity

We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members, and the communities we serve and believe that enriching and enabling the lives of our employees and their families, supporting the environment, caring for our communities, and being good corporate stewards over the Company is fundamental to our culture, and is just plain good business.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics for Senior Officers for the Chief Executive Officer, Chief Financial Officer and key management employees who have been identified by the Board. We also have adopted a Code of Business Conduct that applies to employees, consultants, representatives, officers and directors. Each of the Code of Ethics for Senior Officers and Code of Business Conduct may be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. We will post on our website (i) any waiver, if and when granted, to any provision of the Code of Ethics for Senior Officers or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics for Senior Officers or Code of Business Conduct.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Committees

The Board held five meetings during the year ended December 31, 2024. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member. We encourage, but do not require, our directors to attend the Annual Meetings of stockholders. All of our directors attended the 2024 Annual Meeting of stockholders.

Independent Directors and Audit Committee

The members of the Audit Committee each meet the independence standards established by the U.S. Securities and Exchange Commission (“SEC”) and NASDAQ for audit committees. Each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by us of our financial condition and results of operations, our internal control over financial reporting and the performance of our independent registered public accounting firm, as well as to analyze and evaluate our financial statements, and otherwise meet the applicable requirements of the NASDAQ Marketplace Rules. The Board believes that Ms. Beaver, Chair of the Audit Committee, fulfills the requirements of NASDAQ’s Marketplace Rule 5605(c)(2), which requires at least one Audit Committee member have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The Board of Directors has also determined that Ms. Beaver qualifies as an “audit committee financial expert,” as defined in applicable SEC rules, and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards, based on her significant financial and operational experience.

Board Committees and Charters

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes a recommendation to the Board regarding the composition of these committees. Each member of these committees is an independent director in accordance with the applicable rules and regulations of the SEC and the NASDAQ listing standards. Each committee is governed by a written charter approved by the Board. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. The number of members, names of current members, number of meetings held during the last fiscal year and functions of each committee are set forth below:

Audit Committee

Number of Members:	Three

Members:	Ms. Beaver (Chair) Mr. Nagao Ms. Lemerond

Number of Meetings:	Four

Functions:

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing its reports regarding our consolidated financial statements and system of internal accounting control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Number of Members:	Three

Members:	Ms. Lemerond (Chair) Ms. Beaver Mr. Nagao

Number of Meetings:	Two

Functions:

The Compensation Committee determines our general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for our officers and, based on such review, recommends overall compensation packages for the officers to the Board. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock incentive and employee stock purchase plans.

Compensation Committee Processes and Procedures:

Typically, the Compensation Committee meets at least annually or more frequently as needed. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements:

the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his compensation as well as awards to be granted. As part of its deliberations with respect to all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analysis of executive and director compensation paid at other companies.

Nominating and Corporate Governance Committee

Number of Members:	Three

Members:	Mr. Nagao (Chair) Ms. Beaver Ms. Lemerond

Numbers of Meetings:	Zero(1)

Functions:

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating and Corporate Governance Committee also oversees our corporate governance guidelines and reporting and makes recommendations to the Board concerning corporate governance matters.

(1) The Nominating and Corporate Governance Committee acted by unanimous written consent in lieu of a meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Related Party Transactions

Our Audit Committee is charged with the responsibility of reviewing potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. Our Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

Related Party Transactions

In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2023, we were involved in the following transactions in which we were or are a party involving an amount greater than the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under the General Corporation Law of the State of Delaware and our Bylaws to the fullest extent permitted under Delaware law. We also have a directors’ and officers’ liability insurance policy that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of BDO to the stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees paid by us for professional services rendered by BDO for the fiscal years ended December 31, 2024 and 2023, as applicable.

	Fiscal Year Ended
	December 31,
	2024	2023
Audit Fees (1)	$469,270	$449,823
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$469,270	$449,823

(1)
Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, quarterly reviews, comfort letters, and registration statements.

Pre-Approval Policy and Procedures

It is our policy that all audit and non-audit services to be performed by our independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any service that such firm would be prohibited from providing under the rules and regulations of the SEC and the applicable NASDAQ Marketplace Rules. In assessing whether to approve use of our independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm and where the nature of the services will not impair such firm’s independence. During the fiscal years ended December 31, 2024 and 2023, all audit services performed by our independent registered public accounting firm were approved in advance by the Audit Committee, and there were no non-audit services.

Required Vote

Ratification of the appointment of BDO as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for us. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Audit Committee determines that such a change would be in the best interests of MediciNova and our stockholders.

The Board recommends a vote “FOR” ratification of appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL THREE:

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

FOR THE YEAR ENDED DECEMBER 31, 2024

In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2024 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal. Historically, the Company has held an advisory vote on executive compensation every three years, with our last such advisory vote being held in 2022. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This Say on Pay vote is advisory, and therefore not binding on our Compensation Committee or board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Recommendation

The Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of MediciNova, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2025 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Executive Compensation section.”

Required Vote

If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers require a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for the purpose of determining the presence of a quorum but will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

The Board unanimously recommends a vote “FOR” approval of the Company’s Executive Compensation.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION OF ONE, TWO, OR THREE YEARS

In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on whether we should conduct an advisory vote on executive compensation (commonly referred to as a “Say On Pay” proposal and which is the subject of Proposal Three this year) every one, two, or three years.

Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. This proposal provides our stockholders with the opportunity to cast an advisory vote indicating their preference on how often we should include a Say On Pay proposal in our proxy materials for future stockholder meetings. By voting on this proposal, stockholders may indicate their preference for us to conduct the Say On Pay vote every year, every two years, every three years, or stockholders may abstain from voting.

Recommendation

Beginning with our 2013 Annual Meeting of stockholders, we have historically held an advisory vote on executive compensation every three years. Our Board believes that a frequency of “every three years” for the advisory vote on executive compensation will best serve us and our stockholders as it will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input.

This vote is advisory, and therefore not binding on our Compensation Committee or Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote on this Proposal Four, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. Our decision as to how frequently we will conduct “Say On Pay” votes will be disclosed via Form 8-K as required by the SEC. The choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders. Abstentions and broker non-votes will not count in determining which frequency choice received the largest number of votes and will have no direct effect on the outcome of this proposal.

The Board Recommends a Vote for a Frequency of Once “Every THREE Years” for the Advisory Vote on the Company’s Executive Compensation.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this Proxy Statement, regarding each of our executive officers.

Name	Position	Age	Principal Business Experience

Yuichi Iwaki, M.D., Ph.D.	President, Chief Executive Officer and Executive Chairman of our Board	75

Yuichi Iwaki, M.D., Ph.D. is a founder of our Company and has served as the Chairman of the Board of Directors from our inception in September 2000 to March 2007, was appointed as our Executive Chairman in July 2005, our Chief Executive Officer in September 2005 and President and Chief Executive Officer in March 2006. He served as Acting Chief Financial Officer from November 2013 to April 2014. Dr. Iwaki was a member of the board of directors of Avigen, Inc. from 1994 to 2008. He holds a professorship at the University of Southern California School of Medicine in the Departments of Urology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory from 1992 through March 2025. Dr. Iwaki is also a visiting professor at the Toho University School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held two professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 30 years and serves on the board of directors of several biotechnology companies.

Kazuko Matsuda, M.D., Ph.D., MPH	Chief Medical Officer	59

Kazuko Matsuda was appointed as our Chief Medical Officer in September 2011. Dr. Matsuda served as our Vice President of Clinical Development from April 2010 to September 2011. Dr. Matsuda has responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board-certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health.

David H. Crean, Ph.D.	Chief Business Officer	60

David Crean has served as our Chief Business Officer since May 2021. Dr. Crean is managing partner with Cardiff Advisory LLC, a strategic and financial advisory firm focused on mergers, acquisitions and partnering transactions with life science and healthcare companies. Previously, Dr. Crean served as Managing Director for Objective Capital Partners, LLC driving its practice in the same practice domains. Dr. Crean currently serves in leading roles on the Boards of Directors for Paracrine, Inc., Almon Therapeutics, Inc., Cenna Biosciences, BIOCOM California, and Connect San Diego. He is a venture investor with 1004 Venture Partners and LemVega Capital Biotech Venture Fund. Dr. Crean holds FINRA Series 79 and Series 63 licenses and is a Registered Investment Banking Representative of BA Securities LLC, Member FINRA SIPC. He has an M.B.A. with a finance concentration from Pepperdine University, a Ph.D. in Biophysics and a M.S. in Oncology from the State University of New York at Buffalo, and a B.S. in Biology/ Pre-Med from Canisius College.

Jason Kruger, CPA (inactive)	Chief Financial Officer	48

Jason Kruger was appointed to serve as our Chief Financial Officer in June 2022. Mr. Kruger has served as the president and founder of Signature Analytics since 2008. In November 2024, Signature Analytics was acquired by Citrin Cooperman Advisors LLC. From January 2003 until September 2008, Mr. Kruger served as Senior Manager for Deloitte & Touche LLP. From July 1999 to January 2003, Mr. Kruger served as a Senior Accountant for Moss Adams LLP. Mr. Kruger received a Bachelor of Science in Business Administration Accounting and Finance from the University of Arizona and is an inactive Certified Public Accountant in the State of California.

EXECUTIVE COMPENSATION

For the year ended December 31, 2024, our “Named Executive Officers” include the following persons:

•
Yuichi Iwaki, M.D., Ph.D., our President and Chief Executive Officer;
•
Kazuko Matsuda, M.D., Ph.D., our Chief Medical Officer;
•
David H. Crean, Ph.D., our Chief Business Officer; and
•
Geoffrey O’Brien, J.D./M.B.A., our former Vice President (1).

(1) Mr. O'Brien resigned from his employment as our Vice President effective April 2, 2024.

2024 SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2024 and 2023, compensation awarded to, paid to, or earned by, the Named Executive Officers ("NEOs").

Name and Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Yuichi Iwaki, M.D., Ph.D.	2024	$657,377	$401,471	$328,689	$20,700	$1,408,237
President and Chief Executive Officer	2023	$657,377	$481,050	$230,082	$19,800	$1,388,309
Kazuko Matsuda, M.D., Ph.D., MPH	2024	$505,422	$301,103	$176,898	$20,700	$1,004,123
Chief Medical Officer	2023	$505,422	$360,788	$123,828	$19,800	$1,009,838
David H. Crean, Ph.D.(4)	2024	$99,000	$—	$—	$—	$99,000
Chief Business Officer
Geoffrey O’Brien, J.D./M.B.A.	2024	$155,756	$—	$—	$14,910	$170,666
Former Vice President	2023	$378,579	$192,420	$92,716	$19,800	$683,515
(1)
Reflects the grant date fair value as calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718"). The grant date fair value, as determined pursuant to the Financial Accounting Standards Board’s ASC 718, assumes full achievement of performance conditions at the time the options were granted and not the actual achievement as determined by the Compensation Committee, nor does it reflect the actual value that may be received by the Named Executive Officer upon exercise of the option.
(2)
Represents performance-based cash incentive payments.
(3)
Includes 401(k) employer matching contributions. Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(4)
Dr. Crean was providing services to us during the 2023 fiscal year but was not a NEO for such fiscal year. Accordingly, compensation information is only included for the 2024 fiscal year.

Employment, Consulting and Severance Protection Agreements

We have entered into an employment agreement with Dr. Iwaki and severance protection agreements with each of the Named Executive Officers other than Dr. Crean. We have also entered into a consulting agreement with Dr. Crean.

Employment Agreement with Dr. Iwaki

We entered into an employment agreement on April 1, 2007, as amended, with Yuichi Iwaki, M.D., Ph.D., pursuant to which he serves as our President and Chief Executive Officer. Pursuant to the agreement, which automatically renews for 12-month periods, Dr. Iwaki is currently compensated at $657,377 per year. In addition, Dr. Iwaki is entitled to the following: (i) periodic bonuses determined within the sole discretion of the Board but with reference to amounts paid to our other executives and/or employees, and (ii) grants of equity-based compensation within the sole discretion of the Board. In addition, we provide Dr. Iwaki with our standard benefits and insurance coverage as is generally provided to our management. Either party may terminate the agreement at any time upon three months’ notice. In the event that Dr. Iwaki is terminated at our election upon three months’ written notice, then Dr. Iwaki is entitled to severance payments as are provided for by the employment policies we have in effect at that time; provided, however, that in lieu of the three months’ notice, we may provide Dr. Iwaki with an amount equal to 75% of his annual base salary. Additionally, if Dr. Iwaki’s employment is terminated for any reason, we have the option to engage Dr. Iwaki as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Iwaki’s annual base salary. The timing of any termination payments to Dr. Iwaki under the employment agreement is subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986 (the "Code") and the related Treasury Regulations.

Severance Protection Agreements

On July 14, 2014, we entered into severance protection agreements with each of our Named Executive Officers other than Dr. Crean in a form previously approved by our Board (such form, the “Severance Protection Agreement”). The Severance Protection Agreement provides benefits in the event the executive’s employment is terminated as a result of, or in connection with, a Change in Control (as defined below) of MediciNova.

Pursuant to the Severance Protection Agreement, if the executive’s employment is terminated within 12 months following a Change in Control (i) by MediciNova for “cause” or disability, (ii) by reason of the executive’s death or (iii) by the executive other than for “good reason,” the executive will be entitled to accrued compensation and, if such termination is other than by MediciNova for “cause,” a pro rata bonus, payable in the form of a single lump sum cash payment within five days following termination of employment.

If the executive’s employment is terminated by MediciNova or by the executive for any reason other than the reasons specified above within 30 days immediately preceding a Change in Control or 12 months following a Change in Control, or if, within the 30 days immediately preceding a Change in Control there is a material adverse change in the executive’s status, position or responsibilities and the executive is subsequently terminated within the 24 months following a Change in Control, then the executive will be entitled to accrued compensation and a pro rata bonus, payable in the form of a single lump sum cash payment five days following termination of employment. In addition, upon execution and delivery of a release and waiver of claims, (a) the executive will be entitled to a cash payment equal to two times the sum of such executive’s “base salary amount” and “bonus amount,” plus the estimated premium costs of continued life insurance and disability benefits over an 18-month period, payable in a single lump sum cash payment on the 60th day following such termination of employment, and (b) we will pay the cost of medical, dental and vision continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the executive and any eligible dependents covered under our health care plans for an 18-month period following termination of employment. We will also provide the executive with reasonable outplacement services for the earlier of 12 months or until the executive accepts another offer of employment. In addition, vesting with respect to any unvested equity-based compensation awards will accelerate and the executive will vest in full.

As used in the Severance Protection Agreement, a Change in Control generally means (i) an acquisition of 40% or more of our outstanding voting securities, (ii) a change in a majority of the members of our Board in office as of January 1, 2014, (iii) a merger, substantial asset sale or similar transaction resulting in current stockholders owning 50% or less of the common stock and voting securities of MediciNova or entity resulting from such transaction or (iv) approval by our stockholders of a complete liquidation or dissolution.

Any payments or benefits we provide to the executive pursuant to the Severance Protection Agreement will be made in compliance with Section 409A of the Code. If an excise tax would be imposed under the Code on the payments or benefits payable to the executive pursuant to the Severance Protection Agreement, such payments or benefits will be reduced to the extent necessary to avoid payment of excise tax.

The original term of each Severance Protection Agreement was through December 31, 2014, and it automatically renews for additional one-year periods unless either party provides written notice of non-renewal by October 1 of such year.

Consulting Agreement with Dr. Crean

We entered into a consulting agreement with David H. Crean, Ph.D. on May 17, 2021, pursuant to which he serves as our Chief Business Officer. The consulting agreement was most recently amended on April 1, 2024. Pursuant to the agreement, as amended, Dr. Crean is compensated at the rate of $10,000 per month and is also eligible to receive a cash bonus in the event that, while Dr. Crean is providing consulting services to us, we enter into an agreement for an out-license or strategic agreement for MN-166 or MN-001 with a third party that he introduces to us (a “Partnering Agreement”). The amount of such cash bonus will be equal to 2% of the initial cash payment that we receive pursuant to the Partnering

Agreement. The consulting agreement with Dr. Crean, as amended, may be terminated by us for any reason upon 10 days’ notice and by either us or Dr. Crean upon 30 days’ notice in the event of a material breach of the terms of the agreement by either party.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes all outstanding equity awards held by our Named Executive Officers other than Mr. O'Brien as of December 31, 2024. Mr. O'Brien did not hold any outstanding equity awards as of December 31, 2024, as a result of his resignation from employment with us in April 2024.

		Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unearned (1)	Option Exercise Price ($/Sh.)	Option Expiration Date
Yuichi Iwaki, M.D., Ph.D.
President and Chief Executive Officer	01/07/15	250,000		3.09	01/06/25
	01/07/16	120,000		3.91	01/06/26
	01/07/16	320,000		3.91	01/06/26
	01/18/17	450,000		6.10	01/17/27
	01/06/18	470,000		7.00	01/05/28
	01/15/19	412,500		9.67	01/14/29
	01/09/20	495,000		6.89	01/08/30
	02/18/21	302,500		5.92	02/17/31
	01/27/22	235,125		2.25	01/26/32
	02/01/23	210,000		2.40	01/31/33
	01/18/24		400,000	1.52	01/17/34
Kazuko Matsuda, M.D., Ph.D., MPH
Chief Medical Officer	12/04/14	120,000		3.24	12/03/24
	01/07/15	125,000		3.09	01/06/25
	01/07/16	100,000		3.91	01/06/26
	01/07/16	170,000		3.91	01/06/26
	01/18/17	280,000		6.10	01/17/27
	01/06/18	295,000		7.00	01/05/28
	01/15/19	243,750		9.67	01/14/29
	01/09/20	325,000		6.89	01/08/30
	02/18/21	192,500		5.92	02/17/31
	01/27/22	149,625		2.25	01/26/32
	02/01/23	157,500		2.40	01/31/33
	01/18/24		300,000	1.52	01/17/34
David H. Crean, Ph.D.
Chief Business Officer	5/17/21	30,000		4.09	05/16/31

(1)
In January 2024, performance-based stock options were granted with conditional vesting predicated on the achievement of established performance goals set for 2024. The Compensation Committee certified achievement of the performance-based stock options in January 2025, after having determined the level of achievement of the applicable performance objectives to be 100%. Accordingly, 100% of the total number of shares underlying the option grants to each of Dr. Iwaki and Dr. Matsuda vested in January 2025. The number of shares listed in this column represents both the target number of shares if the 2024 performance objectives were achieved at the 100% attainment level as well as the actual achievement, as a result of achievement at 100%.

Pay Versus Performance Disclosure

As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. For our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return(5)	Net Loss (in thousands)(6)
2024	$1,408,237	$1,606,990	$424,596	$474,782	$78.36	$11,050
2023	$1,388,309	$1,146,211	$846,677	$701,141	$55.97	$8,572
2022	$1,292,640	$1,158,722	$747,187	$682,663	$76.49	$14,069

(1)
Our PEO for each year reported is Dr. Yuichi Iwaki, our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Dr. Yuichi Iwaki in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(2)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2024, 2023, and 2022, which consisted solely of adjustments to the PEO’s equity awards:

Description of Amount	2024	2023	2022
Summary Compensation Table - Total Compensation	$1,408,237	$1,388,309	$1,292,640
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(401,471)	$(481,050)	$(359,594)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$595,407	$171,028	$309,418
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$4,817	$67,924	$(83,742)
Compensation Actually Paid	$1,606,990	$1,146,211	$1,158,722
(3)
The non-PEO NEOs for whom the average compensation is presented in this table for each year reported are as follows:
•
For 2024: Dr. Kazuko Matsuda, Dr. David Crean and Geoffrey O'Brien
•
For 2023: Dr. Kazuko Matsuda and Geoffrey O'Brien
•
For 2022: Dr. Kazuko Matsuda and Geoffrey O'Brien.

The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(4)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal years 2024, 2023, and 2022, which consisted solely of adjustments to the non-PEO NEOs' equity awards:

Description of Amount	2024	2023	2022
Summary Compensation Table - Total Compensation	$424,596	$846,677	$747,187
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(100,368)	$(276,604)	$(173,259)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$148,852	$98,341	$149,084
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,702	$32,727	$(40,349)
Compensation Actually Paid	$474,782	$701,141	$682,663

(5)
Total Stockholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our Common Stock on December 31, 2021.
(6)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

Compensation Actually Paid and Total Stockholder Return

The following graph reflects the relationship between the PEO and average non-PEO NEO compensation "actually paid" (“CAP”) versus the Company's cumulative Total Shareholder Return (“TSR”), assuming an initial fixed investment of $100, for the fiscal years ended December 31, 2024, 2023, and 2022.

Compensation Actually Paid vs. Company TSR
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Compensation Actually Paid ($M)
$100
$80
$60
$40
$20
$0
Value of $100 Investment From 12/31/2021
12/31/2022
12/31/2023
12/31/2024
PEO CAP ($M)
Average NEO CAP ($M)
TSR

Compensation Actually Paid and Net Loss

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and the Company’s net loss for the fiscal years ended December 31, 2024, 2023, and 2022.

Compensation Actually Paid vs. Company Net Loss
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Compensation Actually Paid ($M)
$0
($5,000)
($10,000)
($15,000)
Net Loss (in Thousands)
12/31/2022
12/31/2023
12/31/2024
PEO CAP ($M)
Average NEO CAP ($M)
Net Loss

2024 DIRECTOR COMPENSATION

We compensate our non-employee directors for their service on the Board. Each non-employee director receives cash compensation in the amount of $40,000 per year, paid quarterly.

A non-employee director is typically granted, upon initial appointment to the Board, a non-statutory option to purchase 20,000 shares of our Common Stock, with the size of the award generally pro-rated for the approximate number of months until the expected date of the first annual meeting of stockholders following such director’s initial appointment and which vests in equal quarterly installments over a one year period. In addition, on an annual basis, the Board generally awards to each of our non-employee directors a non-statutory option to purchase 20,000 shares of our Common Stock, which vests in equal quarterly installments over a one year period. Stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. We reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

In 2024, the Board granted to each of Ms. Beaver, Ms. Lemerond, and Mr. Nagao annual grants consisting of a non-statutory option to purchase 20,000 shares of our Common Stock. The options granted to Mses. Lemerond and Beaver and Mr. Nagao are subject to vesting in equal quarterly installments over a one year period.

The following table sets forth compensation information with respect to all of our non-employee directors who served during any part of the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) (2) ($)	Total
Carolyn Beaver	$40,000	$17,319	$57,319
Nicole Lemerond	$40,000	$17,319	$57,319
Hideki Nagao	$40,000	$17,319	$57,319

(1)
Amounts in the Option Awards column reflect the grant date fair value as calculated in accordance with ASC Topic 718.
(2)
The aggregate number of shares underlying outstanding option awards held by each director as of December 31, 2024 was: Mr. Nagao, 175,000 shares, Ms. Beaver, 95,000 shares, and Ms. Lemerond, 38,333 shares.

Securities Authorized For Issuance Under Equity Compensation Plans

We have two equity compensation plans under which shares of our Common Stock are authorized for issuance to eligible employees, directors, and consultants: (i) our 2013 Equity Incentive Plan (the “2013 Plan”) and (ii) our 2023 Equity Incentive Plan (the "2023 Plan"). The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2024:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	7,040,894	$5.12	2,893,673
Equity compensation plans not approved by stockholders	—	—	—
Total	7,040,894	$5.12	2,893,673

Our Board of Directors approved the 2023 Plan in April 2023, and it was subsequently approved by our stockholders.

The 2023 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. As of December 31, 2024, options to purchase 951,333 shares of our Common Stock were outstanding under the 2023 Plan.

Our Board of Directors and stockholders approved the 2013 Plan. No further awards were granted under the 2013 Plan following stockholder approval of our 2023 Plan. Options outstanding under the 2013 Plan will continue to be governed by their existing terms. As of December 31, 2024, options to purchase 6,089,561 shares of our Common Stock were outstanding under the 2013 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 21, 2025 (the "Record Date") as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of the Common Stock; (ii) each of our directors and nominees; (iii) each of our Named Executive Officers named under the “Summary Compensation Table”; and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The table below is based upon information supplied by officers, directors and principal stockholders, information obtained from our records, and Schedules 13G and 13D filed with the SEC.

The percentage of Common Stock beneficially owned is based on 49,046,246 shares outstanding as of April 21, 2025. In addition, shares of Common Stock issuable pursuant to the exercise of stock options and warrants which may be exercised within 60 days of April 21, 2025 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, as applicable, but they are not treated as outstanding in calculating the percentage ownership for any individual other than the holder thereof.

Beneficial Ownership Table

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
3D Investment Partners Pte. Ltd.(2)	5,502,047	11.2%
Directors and Named Executive Officers:
Yuichi Iwaki, M.D., Ph.D.(3)	4,540,391	8.6%
Hideki Nagao (4)	176,125	*
Kazuko Matsuda, M.D., Ph.D., MPH(5)	2,569,704	5.0%
Geoffrey O’Brien(6)	48,318	*
Carolyn Beaver(7)	96,125	*
Nicole Lemerond(8)	39,458	*
David Crean, Ph.D.(9)	30,000	*
All directors and executive officers as a group (7 persons)(10)	7,500,121	13.6%

* Amount represents less than 1% of the outstanding shares of our Common Stock.

(1)
Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)
Based on a Schedule 13D/A filed with the SEC on July 12, 2022 by 3D Investment Partners Pte. Ltd. (“3DIP”) and 3DOM. The shares are held directly by 3DOMF. 3DIP serves as investment manager to 3DOMF and accordingly, 3DOMF has delegated to 3DIP all voting and investment power over the shares such that 3DIP and 3DOMF may each be deemed to have voting and investment power with respect to the securities. The principal business address for the stockholders is 250 North Bridge Road, #13-01 Raffles City Tower, Singapore 179101.
(3)
Includes 1,091,933 shares of Common Stock held directly by Dr. Iwaki and 3,448,458 shares issuable pursuant to options held by Dr. Iwaki exercisable within 60 days of April 21, 2025.
(4)
Includes 176,125 shares of Common Stock issuable pursuant to options held directly by Mr. Nagao exercisable within 60 days April 21, 2025.
(5)
Includes 322,996 shares of Common Stock held directly by Dr. Matsuda and 2,246,708 shares of Common Stock issuable pursuant to options held directly by Dr. Matsuda exercisable within 60 days of April 21, 2025.
(6)
Includes 48,318 shares of Common Stock held directly by Mr. O’Brien.
(7)
Includes 96,125 shares of Common Stock issuable pursuant to options held directly by Ms. Beaver exercisable within 60 days of April 21, 2025.

(8)
Includes 39,458 shares of Common Stock issuable pursuant to options held directly by Ms. Lemerond exercisable within 60 days of April 21, 2025.
(9)
Includes 30,000 shares of Common Stock issuable pursuant to options held directly by Mr. Crean exercisable within 60 days of April 21, 2025.
(10)
Includes 1,463,247 shares of Common Stock held by the current directors and executive officers as a group and 6,036,874 shares issuable pursuant to options held by the current directors and executive officers as a group exercisable within 60 days of April 21, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of MediciNova under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on our web site at www.medicinova.com. The members of the Audit Committee are Carolyn Beaver (Chair), Nicole Lemerond and Hideki Nagao, each of whom meets the independence standards of the NASDAQ Marketplace Rules and the rules and regulations of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2024 with our management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures from our independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and discussed with such firm its independence from us. BDO advised the Audit Committee that BDO was and continues to be independent accountants with respect to the Company.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee

Carolyn Beaver (Chair)
Nicole Lemerond
Hideki Nagao

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Any of our stockholders may propose business to be brought before our 2026 Annual Meeting of Stockholders.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials - Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2026 annual meeting of stockholders by submitted their proposals in writing to our Secretary at our principal executive offices in a timely manner. In order to be included in the proxy statement for the 2026 annual meeting, stockholder proposals must be received by our Secretary no later than December 29, 2025 (120 days before the one-year anniversary of the date on which we first mailed our proxy materials for the 2025 Annual Meeting) and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before the 2026 annual meeting of stockholders - In addition, if a stockholder wishes to submit a proposal to be presented at the 2026 annual meeting of stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, the stockholder must give timely notice in writing to our Secretary at our principal executive officers and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice no earlier than December 29, 2025 and no later than January 28, 2026. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made. Further, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2026. Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our Bylaws from contacting our Secretary at 4275 Executive Square, Suite 300, La Jolla, California 92037.

Recommendation of director candidates — Stockholders may recommend candidates to our Board for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth above in the section titled “Nominations for Directors.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We undertake to deliver promptly upon written or oral request a separate set of the proxy materials to any stockholder no longer wishing to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker, and direct a written request to us at MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, or contact us via telephone at (858) 373-1500. We will provide a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which a single copy was delivered. Stockholders who currently receive multiple copies of the Proxy Statement and/or Annual Report at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT ON FORM 10-K

We are making our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around April 28, 2025, we intend to mail to our stockholders (i) a copy of this proxy statement, a proxy card and our Annual Report or (ii) a notice (the "Notice") containing instructions on how to access and review our Annual Report.

The Company filed an Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC on February 19, 2025. Any person who was a beneficial owner of our Common Stock on the Record Date may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements, but not including exhibits, and it will be furnished without charge upon receipt of a written request. Any such request should be addressed to us at MediciNova, Inc., 4275 Executive Square, Suite 300, La Jolla, California 92037, Attention: Investor Relations. The request must include a representation by the stockholder that, as of April 21, 2025, the stockholder was entitled to vote at the Annual Meeting. Additionally, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is on file with the SEC and may be accessed electronically at the SEC’s website at www.sec.gov or at the Investor Relations-SEC Filings section of our website at www.medicinova.com.

**********

Whether or not you intend to be present at the Annual Meeting, we urge you to vote promptly.

By Order of the Board of Directors

Yuichi Iwaki, M.D., Ph.D.
President, Chief Executive Officer and Director

April 28, 2025

MEDICINOVA, INC.

Annual Meeting of Stockholders, Tuesday, June 17, 2025

For stockholders of record as of April 21, 2025

TIME: Tuesday, June 17, 2025, 1:00 p.m, Pacific Daylight Time
PLACE: 4275 Executive Square, Suite 300, La Jolla California 92037

This Proxy is Being Solicited on Behalf of the Board of Directors of MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Tuesday, June 17, 2025 and the Proxy Statement and appoints each of Yuichi Iwaki, M.D., Ph.D. and Jason Kruger, jointly and severally, as proxies (the “Named Proxies”) for the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2025 Annual Meeting of Stockholders to be held at 4275 Executive Square, Suite 300, La Jolla California 92037 on Tuesday, June 17, 2025, at 1:00 p.m. Pacific Daylight Time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The Named Proxies are also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing their own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. The Named Proxies cannot vote your shares unless you sign and date (on the reverse side) and return this Proxy so that it is received by June 16, 2025.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICINOVA, INC.

JUNE 17, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:

The Proxy Statement and 2024 Annual Report on Form 10-K are available at https://materials.proxyvote.com/58468P

Please mark, sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” 3 YEARS on PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. To elect the director named below to serve as Class III director until the annual meeting of stockholders to be held in 2028 and until her successor is duly elected and qualified		FOR	AGAINST	ABSTAIN
NOMINEE:
 Carolyn Beaver		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of BDO USA, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2025.		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy.		☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers of one, two, or three years.	☐	☐	☐	☐

5. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” 3 YEARS on Proposal 4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

This Proxy Card is valid only when signed and dated.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your names appears on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.